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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                                   FORM 8-A

          FOR REGISTRATION OF SECURITIES OF CERTAIN SUCCESSOR ISSUERS
                 FILED PURSUANT TO SECTION 12(b) OR(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                TDS CAPITAL I
      (Exact name of Registrant as specified in its Certificate of Trust)

               DELAWARE                                  36-7208939
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  c/o Telephone and Data Systems, Inc.
        30 North LaSalle Street
           Chicago, Illinois                                60602
(Address of principal executive offices)                  (Zip Code)


                       TELEPHONE AND DATA SYSTEMS, INC.
                (Exact name of  registrant as specified in its
                    Articles of Incorporation, as amended)

                 IOWA                                     36-2669023
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        30 North LaSalle Street
           Chicago, Illinois                                 60602
(Address of principal executive offices)                  (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class to be registered
          -------------------                 ------------------------------

          TDS Capital I 8.50%                 The American Stock Exchange, Inc.
         Preferred Securities
(and the Guarantee with respect thereto)

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of Class)


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INFORMATION REQUIRED IN REGISTRATION STATEMENT

DESCRIPTION OF SECURITIES


ITEM 1.  Description of Registrants' Securities to be Registered

The securities to be registered hereby are 8.50% Preferred Securities (the "Preferred Securities"), of TDS Capital I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of TDS Capital I and are guaranteed by Telephone and Data Systems, Inc., an Iowa corporation, to the extent set forth in the form of the Preferred Securities Guarantee Agreement by Telephone and Data Systems, Inc. to The
First National Bank of Chicago, as Guarantee Trustee.  The Preferred
Securities Guarantee is included as Exhibit 4.4 to the Registration Statement on Form S-3 (the "Registration Statement") of Telephone and Data Systems,
Inc. and TDS Capital I (Registration No. 333-38355) filed with the Securities nd Exchange Commission on October 21, 1997. The particular terms of the Preferred Securities and the Preferred Securities Guarantee are described in the Prospectus which forms a part of the Registration Statement. The Prospectus and the form of Preferred Securities Guarantee are incorporated by reference herein as set forth in Item 2 below.

EXHIBIT SCHEDULES

ITEM 2.  Exhibits

The Preferred Securities described herein are to be registered on the American Stock Exchange, Inc., on which no other securities of TDS Capital I are registered. Accordingly, the following Exhibits required in accordance with Part II to the Instructions as to Exhibits to Form 8-A have been duly filed with the American Stock Exchange, Inc. Each Exhibit was previously filed with the Securities and Exchange Commission as the exhibit number indicated below to the Registration Statement and is incorporated herein by reference.

    1. The Prospectus Supplement and the Prospectus pertaining to the offer and sale of the Preferred Securities (filed as part of the Registration Statement)

    2. Form of Certificate of Trust for TDS Capital I (filed as exhibit 4.1 to the Registration Statement)

    3. Form of Declaration of Trust for TDS Capital I (filed as exhibit 4.2 to the Registration Statement)


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    4.   Form of Amended and Restated Declaration of Trust for TDS Capital I
         (filed as exhibit 4.3 to the Registration Statement)

    5. Form of Preferred Securities Guarantee Agreement by TDS and The First National Bank of Chicago, as Guaranty Trustee for the benefit of the holders of Trust Preferred Securities of TDS Capital I (filed as exhibit 4.4 to the Registration Statement)

    6. Form of Subordinated Indenture between TDS and The First National Bank of Chicago, as Trustee (including form of Subordinated Debenture) (filed as exhibit 4.5 to the Registration Statement)

    7. Form of Supplemental Indenture to be used in connection with the issuance of each series of Subordinated Debentures (filed as exhibit
         4.6 to the Registration Statement)


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       TDS CAPITAL I

                                       By:  Telephone and Data Systems, Inc. as
                                            Sponsor and Guarantor of Guarantee


                                       By:  /s/ Murray L. Swanson
                                            ------------------------------------
                                            Murray L. Swanson
                                            Executive Vice President-Finance &
                                                 Chief Financial Officer



                                       TELEPHONE AND DATA SYSTEMS, INC.



                                       By:  /s/ Murray L. Swanson
                                            ------------------------------------
                                            Murray L. Swanson
                                            Executive Vice President-Finance &
                                                 Chief Financial Officer



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